Exhibit 10.78

COVENANTS AGREEMENT AND
AMENDMENT TO TERM LOAN AGREEMENTS

THIS COVENANTS AGREEMENT AND AMENDMENT TO TERM LOAN AGREEMENTS, made as of the 30th day of January, 2004, among S&W OF LAS VEGAS, L.L.C., a Delaware limited liability company, having an address at c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021 (the “Borrower”), THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., having an address at 1114 First Avenue, New York, New York 10021 (“S&W Restaurant Group”), DALLAS S&W, L.P. (“S&W Dallas” and, together with S&W Restaurant Group, the “Guarantors”), having an address at c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021 and MORGAN STANLEY DEAN WITTER COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation, having an office at 825 Third Avenue, New York, New York 10022 (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Lender, the Borrower and S&W Restaurant Group entered into a Term Loan Agreement dated August 23, 2002 (the “Original Term Loan Agreement”) in connection with a $4,000,000.00 loan made by the Lender to the Borrower (the “First Advance Loan”), and a contemplated loan to the Borrower in the amount of $10,000,000.00, which Original Term Loan Agreement was amended by an Amendment to Term Loan Agreement dated October 25, 2002, by a Second Amendment to Term Loan Agreement dated December 24, 2002, by an Amendment to Term Loan Agreements (being the third amendment to the Original Term Loan Agreement) dated August 20, 2003 (the “August 2003 Amendment”) and by an Amendment to the Term Loan Agreements (being the fourth amendment to the Original Term Loan Agreement) dated September 28, 2003  (the “September 2003 Amendment”; the Original Term Loan Agreement, as amended through to the September 2003 Amendment, the “First Loan Agreement”);

WHEREAS, the Lender, the Borrower and the Guarantors entered into an additional Term Loan Agreement dated December 24, 2002, which was also amended by the August 2003 Amendment (being the first amendment to such latter Term Loan Agreement) and by the September 2003 Amendment (being the second amendment to such latter Term Loan Agreement; such latter Term Loan Agreement as amended through to the September 2003 Amendment, the “Second Loan Agreement”) in connection with a $1,900,000.00 loan (the “Second Term Loan”) made by the Lender to the Borrower;

WHEREAS,  the Lender, the Borrower and S&W Restaurant Group, simultaneously herewith, entered into a Line of Credit Agreement dated as of the date hereof (the “Third Loan Agreement” and, together with the First Loan Agreement and the Second Loan Agreement, the “Loan Agreements”) in connection with a $2,000,000 commercial line of credit (the “Third Loan” and, together with the First Advance Loan and the Second Term Loan, the “Loans”) being extended by the Lender to the Borrower;

WHEREAS, in connection with the making of the Third Loan and the Third Loan Agreement, the Borrower, the Guarantors and the Lender wish (for clarity and convenience) to transpose into this (one) Agreement the financial covenants set forth in the first two Loan Agreements, and to make certain amendments to the First Loan Agreement and the Second Loan Agreement in connection therewith;

NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and in order to modify the First Loan Agreement and the Second Loan Agreement, and to supplement the Third Loan Agreement, the parties hereto agree for themselves, their successors and assigns as follows:

1.                                       Amendments.

(a)  Section 5.03 of each of the First Loan Agreement and the Second Loan Agreement is deemed deleted, subject to Section 3 of this Agreement.

(b)  Section 6.01(c)(i) of each of the First Loan Agreement and the Second Loan Agreement is amended by adding the words “or in the Covenants Agreement” to the end of said clause (i).

(c)  The following term is added to Schedule I in the First Loan Agreement, in alphabetical order:

 “Covenants Agreement” means the Covenants Agreement and Amendment to Term Loan Agreements dated as of January 30, 2004 among the Lender, the Borrower, Dallas S & W, L.P. and the Guarantor which, among other things, details certain financial covenants made by the Borrower and the Guarantor to the Lender.

(d)  The following term is added to Schedule I in the Second Loan Agreement, in alphabetical order:

“Covenants Agreement” means the Covenants Agreement and Amendment to Term Loan Agreements dated as of January 30, 2004 among the Lender, the Borrower and the Guarantors which, among other things, details certain financial covenants made by the Borrower and S&W Restaurant Group to the Lender.

(e)  The term “Loan Documents” as it appears in Schedule I of each of the First Loan Agreement and the Second Loan Agreement is amended by adding, “the Covenants Agreement” after the words “this Agreement” in the first line thereof.

(f)  In each place in Schedule II of the First Loan Agreement and the Second Loan Agreement where there is required a certificate of an officer or a managing member or another person, setting forth calculations of compliance with financial covenants which are set forth in such Schedule, the same is deemed amended to include a requirement for such a certificate and such calculation with respect to this Agreement (as it may be hereafter amended, modified, supplemented and/or restated) for any reporting period ending after the date hereof.

(g) Paragraph (f) of Schedule II to each of the First Loan Agreement and the Second Loan Agreement is deemed deleted, subject to Section 3 below.

2.  Financial Covenants. So long as any portion of the any of the Loans shall remain unpaid or any portion of the Commitment under the Third Loan Agreement remains unterminated, the Borrower and S&W Restaurant Group shall comply with the following:

(a) Debt Service Coverage Ratio.  The Borrower shall not permit the ratio of EBITDA excluding rent received from tenants, minus maintenance capital expenditures, minus real estate taxes, to interest expense plus current portion of long-term debt of the Borrower, to be less than 1.50 to 1.00 (measured on a rolling four quarter basis) as of the close of any fiscal quarter; provided, however (x) that the amount of any “balloon” payments due at the maturity of the First Note, due at the maturity of Second Note and outstanding at the termination of the Third Note, shall not be included for the purposes of the calculation of the foregoing ratio, and (y) that in determining the foregoing ratio, Subject Lease Capital Lease Debt shall be excluded from the calculations of interest expense, current portion of long-term debt (as applicable) and EBITDA.

(b) Senior Leverage Ratio.  Subject to (e) below, S&W Restaurant Group shall not permit the ratio of total Unsubordinated Funded Debt to EBITDA to exceed 3.00 to 1.00 (measured on a rolling four quarter basis) as of the close of any fiscal quarter.  For purposes of determining the foregoing ratio, Subject Lease Capital Lease Debt shall be excluded from the calculations of Unsubordinated Funded Debt and EBITDA. Any purchase money mortgage debt incurred by a Subsidiary (other than the Borrower and S&W Dallas) of S&W Restaurant Group which is not guaranteed by S&W Restaurant Group, the Borrower or S&W Dallas shall not be deemed to be a part of Unsubordinated Funded Debt of S&W Restaurant Group for the purposes of the calculation of this Senior Leverage Ratio to the extent that such purchase money debt is less than $5,000,000.00 in the aggregate.

(c) Interest Coverage Ratio.  Subject to (e) below, S&W Restaurant Group shall not permit the ratio of EBIT to interest expense to be less than 2.0 to 1.0 as of the close of any fiscal quarter (in each case, measured on a rolling four quarter basis).  Subject Lease Capital Lease Debt shall be excluded from the calculations of interest expense and EBIT in determining the foregoing ratio.

(d) Loan Repayment.  Prior to the end of each calendar month, S&W Restaurant Group shall repay any loans owing to the Borrower to the extent required for the Borrower to make all payments then due and payable under the Notes and the other Loan Documents (as such term is defined in each of the Loan Agreements, respectively).

(e) General.  All calculations of EBITDA and EBIT will exclude from the determination of earnings, (a) amounts attributable to pre-opening expenses associated with new restaurants, which expenses are approved by the Lender in its reasonable discretion, and (b) operating losses (up to $150,000.00 per new restaurant) incurred by a new restaurant during the first full month after the opening of such new restaurant.  All calculations of EBITDA and EBIT will include rent payments under the Subject Lease as an operating expense, provided that until the first fiscal quarter ending after December 15, 2004, such rent payments may be excluded from the calculation of earnings for purposes of determining the Interest Coverage Ratio.  In settlement of a suit filed in the State of Arizona on or about September 5, 2001 by Mondo’s of Scottsdale, L.C., S&W Restaurant Group may exclude an amount up to $300,000.00 from the determination of any of the covenants set forth in this Section 2 for the fiscal quarter in which such settlement is required to be reported as an accrued expense under GAAP (as defined in the Third Loan Agreement).  The covenants in this Section 2 of S&W Restaurant Group will be determined on the basis of the consolidated results reflected on S&W Restaurant Group’s financial statements.

For purposes of the foregoing, (x) accounting terms which are not otherwise defined shall have the meanings ascribed to them under GAAP; and (y) the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“EBIT” means net income (net loss), plus (a) interest expense and (b) income tax expense.

“EBITDA” means net income (net loss), plus (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense.

“Funded Debt” means all Debt, excluding (a) commitments and contingent obligations in respect of undrawn letters of credit and guaranties (except, to the extent constituting guaranties in respect of Funded Debt of a Person other than the Borrower, either Guarantor or any Subsidiary), (b) hedging obligations and (c) accrued liabilities incurred in the ordinary course of business.

“Subject Lease Capital Lease Debt” means rental payments under the Subject Lease (as defined in the Third Loan Agreement) which the Borrower is required to treat as payments of principal or  interest under GAAP.

“Subordinated Debt” of any Person means all Debt completely subordinated to such Person’s obligations to the Lender pursuant to a subordination agreement in form and substance satisfactory to the Lender.

“Unsubordinated Funded Debt” means Funded Debt that is not Subordinated Debt.

3.                                       Survival of Certain Provisions.  Notwithstanding anything in this Agreement to the contrary, any financial covenant in the First Loan Agreement or the Second Loan Agreement which relates to a period prior to the date of this Agreement for which financial reporting has not been completed and accepted by the Lender shall survive as an obligation of the party or parties making such covenant.  In addition, notwithstanding the relocation of the financial covenants effected pursuant to this Agreement, the Borrower expressly reaffirms paragraph (g) of each of the First Loan Agreement and the Second Loan Agreement (added pursuant to Section 3 of the August 2003 Amendment) and the Security Agreement (Financial Assets) and the Account Control Agreement made in connection said paragraph (g).

4.                                       Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the modification to the First Loan Agreement and the Second Loan Agreement, and the other subject matter hereof.  The Borrower and the Guarantor acknowledge that no oral or other agreements, conditions, promises, understandings, representations or warranties exist in regard to its obligations under, or the subject matter of, this Agreement, except those specifically set forth herein and therein.

5.                                       Ratification.  As specifically modified and supplemented herein (as applicable), all of the terms, covenants, conditions and stipulations contained in each of the Loan Agreements are hereby ratified and confirmed in all respects, shall continue to apply with full force and effect.

6.                                       No Oral Change.  Neither this Agreement nor any provision hereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

7.                                       Counterparts.  This Amendment may be executed in one or more counterparts each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

8.                                       New  York Law.  This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

9.                                       Submission to Jurisdiction.  The Borrower and each of the Guarantors agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement or any of the Loan Agreements or any of the other Loan Documents (as defined in each of the Loan Agreements and amended hereby).  In furtherance of such agreement, the Borrower and each of the Guarantors hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over any of them in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon any of them by registered or certified mail to, or by personal service at, the last known address of the applicable entity whether such address be within or without the jurisdiction of any such court.  The Borrower and each of the Guarantors further agree that the venue of any litigation arising in connection with any of the Loans, or in respect of any of the obligations of the Borrower or either of the Guarantors under this Agreement, shall, to the extent permitted by law, be in New York County.

10.                                 Binding Effect.  This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

11.                                 Severability.  If any term, covenant, provision or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant, provision or condition.

12.                               Waiver of Jury Trial.  The parties hereto hereby irrevocably and unconditionally waive any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise related to this Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

S&W OF LAS VEGAS, L.L.C.,
a Delaware limited liability company

By:	The Smith & Wollensky Restaurant Group, Inc.,
a Delaware corporation, its Sole Member

	By:	/S/ JAMES DUNN
Name: JAMES DUNN
Title: PRESIDENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 30th day of January in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared James Dunn, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ MARIA A. CHANG
MARIA A. CHANG
Notary Public NOTARIZED

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., a Delaware corporation

By:	/S/ JAMES DUNN
Name: JAMES DUNN
Title: PRESIDENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 30th day of January in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared James Dunn, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ MARIA A. CHANG
MARIA A. CHANG
Notary Public NOTARIZED

DALLAS S&W, L.P. By: S&W of Dallas LLC, general partner

By:	/S/ ALAN M. MANDEZ
Name: ALAN M. MANDEZ
Title: SECRETARY

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 30th day of January in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared ALAN M. MANDEZ, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ MARIA A. CHANG
Notary Public NOTARIZED

MORGAN STANLEY DEAN WITTER COMMERCIAL FINANCIAL SERVICES, INC.

By:	/S/ CHRISTOPHER MAYROSE
Name: CHRISTOPHER MAYROSE
Title: EXECUTIVE DIRECTOR

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 30th day of January in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared CHRISTOPHER MAYROSE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ EVA MARIE AROMI
Notary Public NOTARIZED